UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005 (September 20, 2005)

BANCORP RHODE ISLAND, INC.

 (Exact name of registrant as specified in its charter)

Rhode Island

 (State or other jurisdiction of incorporation)

333-33182                                                                                                                  05-0509802

(Commission File Number)                                                    (IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 22, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Bancorp Rhode Island, Inc. (the “Registrant”) approved an increase to the annual salary of James V. DeRentis in connection with his appointment as Chief Business Officer of Bank Rhode Island, the Registrant’s wholly owned subsidiary (the “Bank”), to $218,000.

ITEM 5.02.      APPOINTMENT OF PRINCIPAL OFFICER

On September 20, 2005, the Bank announced the appointment of James V. DeRentis, 44, to the new position of Chief Business Officer of the Bank.  Such appointment becomes effective September 30, 2005.  In this position, Mr.
DeRentis will be responsible for all the Bank’s retail and commercial business lines and will assume leadership of the Bank’s commercial lending operations from the Bank’s Chief Operating Officer.  Mr. DeRentis has been employed by the Bank since 1996 and has served as the Bank’s Executive Vice President of Retail Banking since January 2002.  Mr. DeRentis holds a BS in Economics from Bryant College and an MBA from Providence College.
Information regarding Mr. DeRentis’ employment agreement with the Registrant and any related transactions is incorporated herein by reference from the Registrant’s definitive Proxy Statement filed on April 15, 2005 in connection with the Registrant’s annual meeting of shareholders held on May 18, 2005.  A copy of the Registrant’s press release regarding the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.       Exhibit

99.1  Press Release regarding Bank organizational realignment.

SIGNATURES

   Pursuant to the requirements of the Securities  Exchange Act of 1934, as amended,  the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                BANCORP RHODE ISLAND, INC.

                                                                                By: /s/ Merrill W. Sherman
                                                                                             Merrill W. Sherman
                                                                                             Chief Executive Officer

Date:  September 23, 2005